EXHIBIT 23.7

CONSENT OF WEDBUSH MORGAN SECURITIES INC.

We hereby consent to the use in the registration statement of SAFLINK Corporation on Form S-4 and in the joint proxy statement/prospectus of SAFLINK Corporation and SSP Solutions, Inc., which is part of the registration statement, of our opinion dated March 22, 2004 appearing as Annex E to such joint proxy statement/prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinion of Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—SSP’s Reasons for the Merger,” and “The Merger—Opinion of SSP’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ WEDBUSH MORGAN SECURITIES INC.

May 14, 2004

Irvine, California